EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Heat Biologics, Inc.

Durham, North Carolina

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 18, 2016, relating to the consolidated financial statements of Heat Biologics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Raleigh, North Carolina

August 15, 2016